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                                   Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                                        Quarter Ended
                                                          -----------------------------------------
                                                          April 30, 1998             April 30, 1997
                                                          --------------             --------------
BASIC

Net income                                               $      840,000             $     1,109,000

Weighted average shares outstanding                           4,719,000                   4,786,000
                                                          -------------              --------------

Basic income per common share                            $          .18             $           .23
                                                          =============              ==============



DILUTED

Net income                                               $      840,000             $     1,109,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                          (22,000)                    (62,000)
                                                          -------------              --------------

Net income used in calculation of diluted
    income per share                                     $      818,000             $     1,047,000
                                                          =============              ==============


Weighted average shares outstanding                           4,719,000                   4,786,000

Plus- common  equivalent  shares  (determined
    using the "treasury stock" method)
    representing shares issuable upon exercise
    of stock options                                            206,000                     307,000
                                                                -------                     -------

Weighted average number of shares used in
    calculation of diluted income per common share            4,925,000                   5,093,000
                                                          =============              ==============


Diluted income per common share                          $          .17             $           .21
                                                          =============              ==============
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